                                                                 EXHIBIT 23.0

                        INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statement No. 333-22331 of Fidelity Financial of Ohio, Inc. on Form S-8 of our report dated March 20, 1997 appearing in this Annual Report on Form 10-K of Fidelity Financial of Ohio, Inc. for the year ended December 31, 1996.

GRANT THORTON LLP
/s/ Grant Thorton LLP

Cincinnati, Ohio
March 21, 1997